Exhibit 23

Consent of Independent Registered Public Accounting Firm

ITC^DeltaCom, Inc.

Employee Profit Sharing and 401(k) Plan

West Point, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111329, 333-62773, and 333-49034) of ITC^DeltaCom, Inc., of our report dated July 8, 2005, relating to the financial statements and schedule of the ITC^DeltaCom, Inc. Employee Profit Sharing and 401(k) Plan included in this ITC^DeltaCom, Inc. Employee Profit Sharing and
401(k) Plan Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Atlanta, Georgia

July 14, 2005